Filed Pursuant to Rule 424(b)(5)

Registration No. 333-274658

PROSPECTUS SUPPLEMENT

(To Prospectus dated September 29, 2023)

PROMIS NEUROSCIENCES INC.

Up to $25,000,000

Common Shares

We have entered into an At The Market Offering Agreement, or the sales agreement, with BTIG, LLC, or BTIG, dated January 5, 2024, relating to the sale of our common shares, no par value, having an aggregate offering price of up to $25,000,000 from time to time through BTIG, acting as sales agent or principal.

Sales of our common shares, if any, under this prospectus supplement will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our common shares, sales made to or through a market maker other than on an exchange or otherwise, directly to BTIG as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. Under the sales agreement, BTIG is not required to sell any specific number or dollar amount of securities, but BTIG will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

BTIG will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per share sold under the sales agreement. See “Plan of Distribution” beginning on page S-10 for additional information regarding the compensation to be paid to BTIG. In connection with the sale of the common shares on our behalf, BTIG will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of BTIG will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to BTIG with respect to certain liabilities, including liabilities under the Securities Act.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act, and we have elected to comply with certain reduced public company reporting requirements.

Our common shares are listed on the Nasdaq Capital Market under the symbol “PMN.” On January 3, 2024, the last reported sale price of our common shares on the Nasdaq Capital Market was $1.28 per share.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement for a discussion of the risks that you should consider in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

BTIG

The date of this prospectus supplement is January 5, 2024.

PROSPECTUS SUPPLEMENT

PROSPECTUS

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. This prospectus supplement and the accompanying prospectus relate to the offer by us of our common shares pursuant to the sales agreement. Under the shelf registration process, we may offer our common shares having an aggregate offering price of up to $25,000,000 from time to time under this prospectus supplement and the accompanying prospectus at prices to be determined by market conditions at the time of the offering.

We provide information to you about this offering of our common shares in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering, and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. In addition, to the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in any document incorporated by reference that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date - for example, a document incorporated by reference in this prospectus supplement - the statement in the document having the later date modifies or supersedes the earlier statement.

We have not authorized anyone to provide you with information different from or inconsistent with the information contained in or incorporated by reference in this prospectus supplement. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement and the documents incorporated by reference in this prospectus supplement is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the documents incorporated by reference in this prospectus supplement in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

We are offering to sell, and seeking offers to buy, our common shares only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of our common shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of our common shares and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “the Company” and “ProMIS” refer to and similar references refer to ProMIS Neurosciences Inc. and its consolidated subsidiary. This prospectus supplement and the information incorporated herein by reference contain references to trademarks, service marks and trade names owned by us or other companies. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement and the information incorporated herein, including logos, artwork, and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, service marks and trade names. We do not intend our use or display of other companies’ trade names, service marks or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. Other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and in the accompanying prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the “Risk Factors” section in this prospectus supplement, the accompanying prospectus and under similar captions in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. In this prospectus supplement, Unless we state otherwise or the context otherwise requires, the terms “we,” “us,” “our,” “our business,” “the Company” and “ProMIS” refer to and similar references refer to ProMIS Neurosciences Inc. and its consolidated subsidiary.

Overview

We are applying our patented technology platform to build a portfolio of antibody therapies and therapeutic vaccines, and other antibody-based therapies in neurodegenerative diseases and other protein-misfolding diseases, with a focus on Alzheimer’s disease (AD), multiple system atrophy (MSA), and amyotrophic lateral sclerosis (ALS). We believe these diseases share a common biologic cause — misfolded versions of proteins, that otherwise perform a normal function, becoming toxic and killing neurons, resulting in disease. ProMIS’ technology platform enables drug discovery through a combination of protein biology, physics and supercomputing. We believe this platform provides a potential advantage in selectively targeting the toxic misfolded proteins with therapeutics or detecting them with diagnostics.

We are developing a pipeline of antibodies aimed at selectively targeting misfolded toxic forms of proteins that drive neurodegenerative diseases without interfering with the essential functions of the same properly folded proteins. Our product candidates are PMN310, PMN267, and PMN442. Our lead product candidate is PMN310, a monoclonal antibody designed to treat AD by selectively targeting toxic, misfolded oligomers of amyloid-beta. PMN267 is our second lead product candidate targeting ALS. It has been shown in preclinical studies to selectively recognize misfolded, cytoplasmic TDP-43 aggregates without interacting with normal TDP-43. Misfolded TDP-43 is believed to play an important role in the development of ALS. In light of research suggesting that misfolded toxic a-syn is a primary driver of disease in synucleinopathies such as MSA and Parkinson’s disease, our third lead product candidate, PMN442 has shown robust binding to pathogenic a-syn oligomers and seeding fibrils in preclinical studies, with negligible binding to a-syn monomers and physiologic tetramers which are required for normal neuronal function. We also have earlier stage preclinical programs and a project to refine our discovery algorithm using machine learning.

Since our inception, we have devoted substantially all of our resources to developing our platform technologies and the resultant antibody product candidates, building our intellectual property portfolio, business planning, raising capital and providing general and administrative support for these operations. We have principally financed our operations through public and private placements of common shares and warrants and convertible debt.

Corporate Structure

ProMIS Neurosciences Inc. was incorporated on January 23, 2004 under the name 4203801 Canada Inc. pursuant to the Canada Business Corporations Act, the “CBCA”. The Company changed its name to Amorfix Life Sciences Ltd. on August 24, 2004 and to ProMIS Neurosciences Inc. effective July 8, 2015. On June 21, 2022, the directors of the Company authorized a reverse share split of the issued and outstanding common shares in a ratio of 60:1, effective June 28, 2022, the “Reverse Share Split”. All information included in this prospectus supplement has been adjusted to reflect the Reverse Share Split. Unless otherwise stated herein, all share and per share numbers relating to the Company’s common shares prior to the effectiveness of the Reverse Share Split have been adjusted to give effect to the Reverse Share Split, including the consolidated financial statements and notes thereto. On July 13, 2023, the Company continued its existence from a corporation incorporated under the CBCA into the Province of Ontario under the Business Corporations Act (Ontario), the “Continuance”. The Continuance was approved by the Company’s shareholders at the Company’s 2023 Annual Meeting of Shareholders held on June 29, 2023. The Company’s common shares are listed on Nasdaq under the symbol, “PMN.”

We have a wholly-owned U.S. subsidiary, ProMIS Neurosciences (US) Inc., which was incorporated in January 2016 in the State of Delaware. ProMIS Neurosciences (US) Inc. has had no material activity and has no material financial impact on our financial statements.

Our head office is located at 1920 Yonge Street, Suite 200, Toronto, Ontario, Canada M4S 3E2 and our registered and records office is located at 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7. Our telephone number is (416) 847-6898 and our website address is www.promisneurosciences.com. The information provided on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;
●	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;
●	Our election under Section 107(b) of the JOBS Act to delay adoption of new or revised accounting standards with different effective dates for public and private companies until those standards would otherwise apply to private companies; and
●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would also cease to be an emerging growth company if we have more than $1.235 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC, defined as having a public float of greater than $700 million, or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this prospectus.

On July 8, 2022, the Company’s common shares began trading on Nasdaq under the symbol “PMN”. The Company is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and is required to comply with all other obligations of the Exchange Act applicable to issuers with securities registered pursuant to Section 12(b) of the Exchange Act.

THE OFFERING

Common shares offered by us	Our common shares having an aggregate offering price of up to $25,000,000.

Common shares to be outstanding after the offering

Up to 19,531,250 shares, assuming a sales price of $1.28 per share, the last reported sale price of our common shares on the Nasdaq Capital Market on January 3, 2024. The actual number of shares issued will vary depending on the sales price at which shares may be sold from time to time during this offering.

Plan of Distribution

“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, that may be made from time to time on the Nasdaq Capital Market, the existing trading market for our common shares, through BTIG, as agent or principal. See section titled “Plan of Distribution” on page S-10 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering, for (i) ongoing research and development activities; (ii) working capital and general corporate purposes; and (iii) investment in other development programs. We may invest funds that we do not immediately require in short-term marketable securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds. See “Use of Proceeds” on page S-8 of this prospectus supplement.

Risk factors

Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and under similar headings in the other documents that are filed after the date hereof and incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our common shares.

Nasdaq Capital Market symbol	PMN

The discussion and table above are based on 18,525,254 common shares outstanding as of September 30, 2023, and excludes, as of that date, the following:

●	1,041,492 common shares issuable upon the exercise of outstanding stock options under our 2015 Stock Option Plan at a weighted-average exercise price of $7.52 per share;
●	954,725 common shares issuable upon the exercise of outstanding Pre-Funded Warrants;
●	13,001,262 common shares issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $3.06 per share;
●	1,061 common shares reserved for issuance under our Deferred Share Units Plan; and
●	1,166,667 common shares reserved for issuance upon conversion of our outstanding Series 2 Convertible Preferred Shares.

RISK FACTORS

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities offered by this prospectus supplement, you should carefully consider the specific risks described below and contained in our annual report on Form 10-K for the fiscal year ended December 31, 2022 under the heading “Item 1A. Risk Factors,” and our Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 2023, June 30, 2023, and September 30, 2023, and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Item 1A. Risk Factors,” as well as other information contained in this prospectus supplement and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus supplement. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds of this offering for (i) ongoing research and development activities; (ii) working capital and general corporate purposes; and (iii) investment in other development programs. We may invest funds that we do not immediately require in short-term marketable securities. These investments may not yield a favorable return to our shareholders. We have not determined the amount of net proceeds to be used specifically for such purposes. General corporate purposes may include capital expenditures, research and development expenditures, manufacturing expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock, as further described in the section of this prospectus supplement entitled “Use of Proceeds”. We will have broad discretion in the application of the net proceeds in the category of other working capital and general corporate purposes and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

The precise amount and timing of the application of these proceeds will depend upon a number of factors, such as the timing and progress of our research and development efforts and potential clinical trials, our funding requirements and the availability and costs of other funds. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Depending on the outcome of our efforts and other unforeseen events, our plans and priorities may change and we may apply the net proceeds of this offering in different manners than we currently anticipate.

The failure by our management to apply these funds effectively could harm our business, financial condition and results of operations.

If you purchase our common shares in this offering, you will incur immediate and substantial dilution in the book value of your shares.

The offering price per share in this offering may exceed the net tangible book value per share of our common shares outstanding prior to this offering. Assuming that an aggregate of 19,531,250 common shares are sold during the term of the sales agreement with BTIG at a price of $1.28 per share, the last reported sale price of our common shares on the Nasdaq Capital Market on January 3, 2024, for aggregate gross proceeds of $25.0 million, and after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of approximately $0.47 per share, representing the difference between our as adjusted net tangible book value per share as of September 30, 2023 after giving effect to this offering and the assumed offering price. The exercise of outstanding shares options and warrants may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

Resales of our common shares in the public market during this offering by our shareholders may cause the market price of our common shares to fall.

We may issue common shares from time to time in connection with this offering. The issuance from time to time of these new common shares, or our ability to issue new common shares in this offering, could result in resales of our common shares by our current shareholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common shares.

Sales of a substantial number of our common shares, or the perception that such sales may occur, may adversely impact the price of our common shares.

Sales of a substantial number of our common shares in the public markets, or the perception that such sales may occur, could depress the market price of our common shares and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common shares would have on the market price of our common shares.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares, or securities convertible or exchangeable into common shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not intend to pay dividends in the foreseeable future.

We have never paid cash dividends on our common shares. We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and currently do not plan to pay any cash dividends in the foreseeable future.

The actual number of shares we will issue under the sales agreement with BTIG, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement with BTIG and compliance with applicable law, we have the discretion to deliver placement notices to BTIG at any time throughout the term of the sales agreement. The number of shares that are sold by BTIG after delivering a placement notice will fluctuate based on the market price of the common shares during the sales period and limits we set with BTIG.

The common shares offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and quantity of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These statements include, but are not limited to, statements regarding:

●	the anticipated amount, timing and accounting of contingent, milestone, royalty and other payments under licensing or collaboration agreements;
●	tax positions and contingencies; research and development costs; compensation and other selling, general and administrative expense;
●	amortization of intangible assets;
●	foreign currency exchange risk;
●	estimated fair value of assets and liabilities and impairment assessments;
●	the potential impact of increased product competition in the markets in which we compete;
●	patent terms, patent term extensions, patent office actions and expected availability and period of regulatory exclusivity;
●	our plans and investments in our portfolio as well as implementation of our corporate strategy;
●	the risk that the Company will maintain enough liquidity to execute its business plan and its ability to continue as a going concern;
●	the drivers for growing our business, including our plans and intention to commit resources relating to discovery, research and development programs and business development opportunities as well as the potential benefits and results of, and the anticipated completion of, certain business development transactions;
●	the expectations, development plans and anticipated timelines, including costs and timing of potential clinical trials, filings and approvals, of our products candidates and pipeline programs, including collaborations with third-parties, as well as the potential therapeutic scope of the development and commercialization of our and our collaborators’ pipeline product candidates, if approved;
●	the timing, outcome and impact of administrative, regulatory, legal and other proceedings related to our patents and other proprietary and intellectual property rights, tax audits, assessments and settlements, pricing matters, sales and promotional practices, product liability and other matters;
●	our ability to finance our operations and business initiatives and obtain funding for such activities;
●	any continuing impact of the COVID-19 pandemic on our business and operations, including expenses, reserves and allowances, the supply chain, manufacturing, cyber-attacks or other privacy or data security incidents, research and development costs, clinical trials and employees;
●	inflation, market volatility and rising interest rates;

●	the potential impact of healthcare reform in the United States (U.S.) and measures being taken worldwide designed to reduce healthcare costs and limit the overall level of government expenditures, including the impact of pricing actions and reduced reimbursement for our product candidates, if approved;
●	the risk that we become characterized as a passive foreign investment company;
●	lease commitments, purchase obligations and the timing and satisfaction of other contractual obligations; and
●	the impact of new laws (including tax), regulatory requirements, judicial decisions and accounting standards.

The forward-looking statements contained or incorporated by reference in this prospectus are based on ProMIS’ current expectations and beliefs concerning future developments and their potential effects on ProMIS. There can be no assurance that future developments affecting ProMIS will be those that ProMIS has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond ProMIS’ control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” included herein and in our filings incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Moreover, the occurrence of the events described in the “Risk Factors” section included herein and in our filings incorporated herein by reference and elsewhere in this prospectus may adversely affect ProMIS. ProMIS will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

This prospectus may also contain information that constitutes “financial outlook” as defined in applicable Canadian securities laws, all of which is subject to the same assumptions, risk factors, limitations and qualifications set forth above. Such information includes statements relating to projected dilution of shareholders on a per share basis (which includes a projected pro forma net tangible book value after giving effect to the offering). Readers are cautioned that the assumptions used in these projections, although considered reasonable at the time of preparation, may prove to be imprecise or inaccurate and, as such, undue reliance should not be placed on such financial outlook information. ProMIS’ actual results, performance and achievements could differ materially from those expressed in, or implied by, such financial outlook information. ProMIS has included such information for the purpose of providing further information to the reader about the anticipated effect of the offering. Financial outlook information contained herein was made as of the date of this prospectus supplement.

USE OF PROCEEDS

We may issue and sell common shares having aggregate sales proceeds of up to $25,000,000 from time to time, before deducting sales agent commissions and expenses. The amount of proceeds from this offering will depend upon the number of our common shares sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under or fully utilize the sales agreement with BTIG.

We currently intend to use the net proceeds from this offering, if any, for (i) ongoing research and development activities; (ii) working capital and general corporate purposes; and (iii) investment in other development programs. We may invest funds that we do not immediately require in short-term marketable securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion regarding the timing and application of the net proceeds from this offering. General corporate purposes may include capital expenditures, research and development expenditures, manufacturing expenditures, regulatory affairs expenditures, clinical trial expenditures, acquisitions of new technologies and investments, business combinations and the repayment, refinancing, redemption or repurchase of indebtedness or capital stock.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business.

DILUTION

If you invest in our common shares in this offering, your ownership interest will be diluted to the extent of the difference between the price per share you pay in this offering and the as adjusted net tangible book value per common share immediately after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of our common shares issued and outstanding as of September 30, 2023.

Our net tangible book value at September 30, 2023 was approximately $6.7 million, or $0.36 per share.

After giving effect to the assumed sale of our common shares during the term of the sales agreement with BTIG in the aggregate amount of $25,000,000 in this offering at an assumed offering price of $1.28 per share, the last reported sale price of our common shares on the Nasdaq Capital Market on January 3, 2024 and after deducting the commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2023, would have been approximately $30.7 million, or approximately $0.81 per share of our common shares. This represents an immediate increase in net tangible book value of $0.45 per share to our existing shareholders and an immediate dilution of approximately $0.47 per share to new investors participating in this offering, as illustrated by the following table:

Assumed public offering price per share		$1.28
Net tangible book value per share as of September 30, 2023	$0.36
Increase in net tangible book value per share attributable to the offering	$0.45
As adjusted net tangible book value per share after giving effect to the offering		$0.81
Dilution in net tangible book value per share to new investors		$0.47

The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time common shares are sold pursuant to this prospectus supplement. The as adjusted information assumes that all of our common shares in the aggregate amount of $25,000,000 is sold at the assumed offering price of $1.28 per share, the last reported sale price of our Common Shares on the Nasdaq Capital Market on January 3, 2024. The shares sold in this offering, if any, will be sold from time to time at various prices.

The number of common shares to be outstanding after the offering is based on 18,525,254 shares outstanding as of September 30, 2023 and excludes, as of that date, the following:

●	1,041,492 common shares issuable upon the exercise of outstanding stock options under our 2015 Stock Option Plan at a weighted-average exercise price of $7.52 per share;
●	954,725 common shares issuable upon the exercise of outstanding Pre-Funded Warrants;
●	13,001,262 common shares issuable upon the exercise of outstanding warrants at a weighted-average exercise price of $3.06 per share;
●	1,061 common shares reserved for issuance under our Deferred Share Units Plan; and
●	1,166,667 common shares reserved for issuance upon conversion of our outstanding Series 2 Convertible Preferred Shares.

PLAN OF DISTRIBUTION

We have entered into a sales agreement with BTIG, pursuant to which we may issue and sell from time to time our common shares having an aggregate offering price of up to $25,000,000 through BTIG as our sales agent. Sales of the common shares, if any, will be made by any method permitted that is deemed an “at the market” offering as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended, or the Securities Act, including sales made directly on or through the Nasdaq Capital Market or any other existing trading market in the United States for our common shares, sales made to or through a market maker other than on an exchange or otherwise, directly to BTIG as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the sales agreement, BTIG will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the common shares requested to be sold by us. We or BTIG may suspend the offering of the common shares being made through BTIG under the sales agreement upon proper notice to the other party.

Settlement for sales of common shares will occur on the second business day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and BTIG in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common shares as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and BTIG may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay BTIG in cash, upon each sale of our common shares pursuant to the sales agreement, a commission of up to 3.0% of the gross proceeds from each sale of our common shares. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the sales agreement, we agreed to reimburse BTIG for its reasonable fees and expenses, including those of its legal counsel, incurred in connection with entering into the transactions contemplated by the sales agreement in an amount not to exceed $60,000 in the aggregate, in addition to up to $25,000 for each program refresh and up to $15,000 per due diligence update session. These reimbursed fees and expenses are deemed sales compensation to BTIG in connection with its sales of common shares pursuant to the sales agreement. We will report at least quarterly the number of common shares sold through BTIG under the sales agreement, the net proceeds to us and the compensation paid by us to BTIG in connection with the sale of common shares.

In connection with the sale of common shares on our behalf, BTIG will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to BTIG will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to BTIG against certain liabilities, including liabilities under the Securities Act.

The offering of our common shares pursuant to the sales agreement will terminate upon the earlier of the sale of all of our common shares provided for in this prospectus supplement or termination of the sales agreement as permitted therein.

To the extent required by Regulation M, BTIG will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

BTIG and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees.

This prospectus supplement and the accompanying prospectus may be made available in electronic format on a website maintained by BTIG, and BTIG may distribute this prospectus and the accompanying prospectus electronically. A copy of the sales agreement is filed with the SEC as an exhibit to our Current Report on Form 8-K filed with the SEC on January 5, 2024.

The common shares: (i) have not been qualified for distribution by prospectus in Canada, and (ii) may not be offered or sold in Canada during the course of their distribution except pursuant to a prospectus or prospectus exemption.

LEGAL MATTERS

The validity of the securities offered hereby and certain other matters of Canadian law will be passed upon for us by McMillan LLP. Certain matters of U.S. federal and Delaware state law will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Covington & Burling LLP, New York, New York, is counsel for BTIG in connection with this offering.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for each of the years then ended, incorporated by reference in this prospectus supplement and the accompanying prospectus, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of the Province of Ontario. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would recognize or enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus and any applicable prospectus supplement constitute a part of the registration statement, but do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet website that contains reports, proxy and information statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We also maintain an internet website at www.promisneurosciences.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023, and as amended on April 27, 2023;
●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 1, 2023;
●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023, for the fiscal quarter ended June 30, 2023, filed with the SEC on August 14, 2023 and for the fiscal quarter ended September 30, 2023, filed with the SEC on November 14, 2023;
●	our Current Reports on Form 8-K filed with the SEC on April 3, 2023, April 10, 2023, May 8, 2023, June 30, 2023, July 10, 2023, July 14, 2023, August 22, 2023, December 8, 2023, and January 3, 2024; and
●	the description of our capital shares set forth in Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), after the date hereof and prior to the termination of an offering of securities under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide to each person, upon written or oral request, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, but not delivered with the prospectus. You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

ProMIS Neurosciences Inc.

Suite 200, 1920 Yonge Street

Toronto, Ontario

M4S 3E2

(416) 847-6898

PROSPECTUS

PROMIS NEUROSCIENCES INC.

$100,000,000

Common Shares

Preferred Shares

Subscription Receipts

Debt Securities

Warrants

Units

We may from time to time offer and sell our common shares, preferred shares, subscription receipts, debt securities, warrants and units (collectively, the “Securities”) separately or together, in amounts, at prices and on terms to be determined based on market conditions at the time of sale and set forth in one or more prospectus supplements. These Securities may be offered and sold in the United States and elsewhere where permitted by law. We will provide the specific terms of these Securities in supplements to this prospectus that will be delivered to purchasers together with this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest in the Securities.

We may sell the Securities to or through underwriters or dealers purchasing as principals and may also sell the Securities to one or more purchasers directly or through agents. See “Plan of Distribution”. The prospectus supplement relating to a particular offering of Securities will identify each underwriter, dealer or agent, as the case may be, engaged by us in connection with the offering and sale of Securities, and will set forth the terms of the offering of such Securities, including the method of distribution of such Securities, the public offering price, the proceeds to us, any fees, discounts or other compensation payable to underwriters, dealers or agents, and any other material terms of the plan of distribution. Securities may be sold from time to time in one or more transactions at a fixed price or fixed prices, or at non-fixed prices. You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities.

Our common shares are listed on the Nasdaq under the symbol “PMN.” On September 19, 2023, the closing sale price of our common shares as reported on Nasdaq was $2.10.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), and, as such, have elected to comply with certain reduced disclosure and regulatory requirements.

Our business and investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 8 of this prospectus along with the risk factors described in the applicable prospectus supplement pertaining to the Securities and the other information contained in and incorporated by reference in this prospectus and in the applicable prospectus supplement before purchasing the Securities offered hereby. See “Where You Can Find More Information”.

Unless otherwise specified in the applicable prospectus supplement, the preferred shares, subscription receipts, debt securities, warrants and units will not be listed on any securities or stock exchange. There is no market through which the preferred shares, subscription receipts, debt securities, warrant and units may be sold and purchasers may not be able to resell such securities purchased under this prospectus and the applicable prospectus supplement. This may affect the pricing of the preferred shares, subscription receipts, debt securities, warrants and units in the secondary market, the transparency and availability of trading prices, the liquidity of the preferred shares, subscription receipts, debt securities, warrants and units and the extent of our regulation.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 29, 2023.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission using the “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the Securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the Securities that we may offer. Each time we sell Securities, we will provide one or more prospectus supplements that will contain specific information about the terms of that offering of Securities. The applicable prospectus supplement may also add, update or change information contained in this prospectus. Before purchasing any Securities, you should carefully read this prospectus and any applicable prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information; Incorporation by Reference.”

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates. Unless otherwise indicated, all references to “$” or “US$” in this registration statement/prospectus refer to U.S. dollars, and all references to “C$” refer to Canadian dollars.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business. In addition, our name, logos and website name and address are our trademarks or service marks. Solely for convenience, in some cases, the trademarks, trade names and service marks referred to in this prospectus are listed without the applicable ®, ™ and SM symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, trade names and service marks. Other trademarks, trade names and service marks appearing in this prospectus are the property of their respective owners.

We obtained the industry and market data used throughout this prospectus from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies, publicly available information and research, surveys and studies conducted by third parties. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In addition, while we believe the industry and market data included in this prospectus is reliable and based on reasonable assumptions, such data involve material risks and other uncertainties and are subject to change based on various factors, including those risks discussed in our filings incorporated herein by reference. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us.

Unless the context indicates otherwise, references in this prospectus to the “Company,” “ProMIS,” “we,” “us,” “our,” and similar terms refer to ProMIS Neurosciences Inc. and its consolidated subsidiary.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus, including the documents incorporated by reference in this prospectus, may constitute “forward-looking statements” for purposes of the federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

●	the anticipated amount, timing and accounting of contingent, milestone, royalty and other payments under licensing or collaboration agreements;
●	tax positions and contingencies; research and development costs; compensation and other selling, general and administrative expense;
●	amortization of intangible assets;
●	foreign currency exchange risk;
●	estimated fair value of assets and liabilities and impairment assessments;
●	the potential impact of increased product competition in the markets in which we compete;
●	patent terms, patent term extensions, patent office actions and expected availability and period of regulatory exclusivity;
●	our plans and investments in our portfolio as well as implementation of our corporate strategy;
●	the risk that the Company will maintain enough liquidity to execute its business plan and its ability to continue as a going concern;
●	the drivers for growing our business, including our plans and intention to commit resources relating to discovery, research and development programs and business development opportunities as well as the potential benefits and results of, and the anticipated completion of, certain business development transactions;
●	the expectations, development plans and anticipated timelines, including costs and timing of potential clinical trials, filings and approvals, of our products candidates and pipeline programs, including collaborations with third-parties, as well as the potential therapeutic scope of the development and commercialization of our and our collaborators’ pipeline product candidates, if approved;
●	the timing, outcome and impact of administrative, regulatory, legal and other proceedings related to our patents and other proprietary and intellectual property rights, tax audits, assessments and settlements, pricing matters, sales and promotional practices, product liability and other matters;
●	our ability to continue as a going concern, finance our operations and business initiatives, and obtain funding for such activities;
●	any continuing impact of the COVID-19 pandemic on our business and operations, including expenses, reserves and allowances, the supply chain, manufacturing, cyber-attacks or other privacy or data security incidents, research and development costs, clinical trials and employees;

●	inflation, market volatility and rising interest rates;
●	the potential impact of healthcare reform in the United States (U.S.) and measures being taken worldwide designed to reduce healthcare costs and limit the overall level of government expenditures, including the impact of pricing actions and reduced reimbursement for our product candidates, if approved;
●	the risk that we become characterized as a passive foreign investment company;
●	lease commitments, purchase obligations and the timing and satisfaction of other contractual obligations; and
●	the impact of new laws (including tax), regulatory requirements, judicial decisions and accounting standards.

The forward-looking statements contained or incorporated by reference in this prospectus are based on ProMIS’ current expectations and beliefs concerning future developments and their potential effects on ProMIS. There can be no assurance that future developments affecting ProMIS will be those that ProMIS has anticipated. These forward-looking statements involve a number of risks, uncertainties, some of which are beyond ProMIS’ control, or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” included herein and in our filings incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Moreover, the occurrence of the events described in the “Risk Factors” section included herein and in our filings incorporated herein by reference and elsewhere in this prospectus may adversely affect ProMIS. ProMIS will not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

Available Information

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus and any applicable prospectus supplement constitute a part of the registration statement, but do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet website that contains reports, proxy and information statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

We also maintain an internet website at www.promisneurosciences.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 8, 2023, and as amended on April 27, 2023;
●	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 1, 2023;
●	our Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2023, filed with the SEC on May 15, 2023, and for the fiscal quarter ended June 30, 2023, filed with the SEC on August 14, 2023;
●	our Current Reports on Form 8-K filed with the SEC on April 3, 2023, April 10, 2023, May 8, 2023, June 30, 2023, July 10, 2023, July 14, 2023, and August 22, 2023; and
●	the description of our capital stock set forth in Exhibit 4.4 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, together with any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference in this prospectus or any prospectus supplement.

All documents that we file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than any such documents or portions thereof that are deemed to have been furnished and not filed in accordance with the rules of the SEC), after the date hereof and prior to the termination of an offering of securities under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.

We will provide to each person, upon written or oral request, including any beneficial owners, to whom a prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus, but not delivered with the prospectus. You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (excluding any exhibits to those documents, unless the exhibit is specifically incorporated by reference in this document), at no cost, by writing or telephoning us at the following address and phone number:

ProMIS Neurosciences Inc.

Suite 200, 1920 Yonge Street

Toronto, Ontario

M4S 3E2

(416) 847-6898

PROMIS NEUROSCIENCES, INC.

The following summary highlights selected information included in greater detail elsewhere in this prospectus. This summary is not complete and does not contain all of the information you should consider or that may be important to you in making an investment decision. You should carefully read the entire prospectus before making an investment in our securities. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, any applicable prospectus supplement and the documents referred to in the section of this prospectus entitled “Where You Can Find More Information; Incorporation by Reference.”

Overview

We are applying our patented technology platform to build a portfolio of antibody therapies and therapeutic vaccines in neurodegenerative diseases and other protein-misfolding diseases, with a focus on Alzheimer’s disease (AD), multiple system atrophy (MSA), and amyotrophic lateral sclerosis (ALS). We believe these diseases share a common biologic cause — misfolded versions of proteins, that otherwise perform a normal function, becoming toxic and killing neurons, resulting in disease. ProMIS’ technology platform enables drug discovery through a combination of protein biology, physics and supercomputing. We believe this platform provides a potential advantage in selectively targeting the toxic misfolded proteins with therapeutics or detecting them with diagnostics.

We are developing a pipeline of antibodies aimed at selectively targeting misfolded toxic forms of proteins that drive neurodegenerative diseases without interfering with the essential functions of the same properly folded proteins. Our product candidates are PMN310, PMN267, and PMN442. Our lead product candidate is PMN310, a monoclonal antibody designed to treat AD by selectively targeting toxic, misfolded oligomers of amyloid-beta. PMN267 is our second lead product candidate targeting ALS. It has been shown in preclinical studies to selectively recognize misfolded, cytoplasmic TDP-43 aggregates without interacting with normal TDP-43. Misfolded TDP-43 is believed to play an important role in the development of ALS. In light of research suggesting that misfolded toxic a-syn is a primary driver of disease in synucleinopathies such as MSA and Parkinson’s disease, our third lead product candidate, PMN442 has shown robust binding to pathogenic a-syn oligomers and seeding fibrils in preclinical studies, with negligible binding to a-syn monomers and physiologic tetramers which are required for normal neuronal function. We also have earlier stage preclinical programs and a project to refine our discovery algorithm using machine learning as highlighted in the “Other Key Projects” section below.

Since our inception, we have devoted substantially all of our resources to developing our platform technologies and the resultant antibody product candidates, building our intellectual property portfolio, business planning, raising capital and providing general and administrative support for these operations. We have principally financed our operations through public and private placements of common shares and warrants and convertible debt.

Corporate Structure

ProMIS Neurosciences Inc. was incorporated on January 23, 2004 under the name 4203801 Canada Inc. pursuant to the Canada Business Corporations Act (the “CBCA”). The Company changed its name to Amorfix Life Sciences Ltd. on August 24, 2004 and to ProMIS Neurosciences Inc. effective July 8, 2015. On June 21, 2022, the directors of the Company authorized a reverse share split of the issued and outstanding common shares in a ratio of 60:1, effective June 28, 2022 (the “Reverse Share Split”). All information included in this prospectus has been adjusted to reflect the Reverse Share Split. Unless otherwise stated herein, all share and per share numbers relating to the Company’s common shares prior to the effectiveness of the Reverse Share Split have been adjusted to give effect to the Reverse Share Split, including the consolidated financial statements and notes thereto. On July 13, 2023, the Company continued its existence from a corporation incorporated under the CBCA into the Province of Ontario under the Business Corporations Act (Ontario) (the “OBCA”) (the “Continuance”). The Continuance was approved by the Company’s shareholders at the Company’s 2023 Annual Meeting of Shareholders held on June 29, 2023. The Company’s common shares are listed on Nasdaq under the symbol, “PMN.”

We have a wholly-owned U.S. subsidiary, ProMIS Neurosciences (US) Inc., which was incorporated in January 2016 in the State of Delaware. ProMIS Neurosciences (US) Inc. has had no material activity and has no material financial impact on our financial statements.

Our head office is located at 1920 Yonge Street, Suite 200, Toronto, Ontario, Canada M4S 3E2 and our registered and records office is located at 1055 West Georgia Street, Vancouver, British Columbia, Canada V6E 4N7. Our telephone number is (416) 847-6898 and our website address is www.promisneurosciences.com. The information provided on our website is not part of this prospectus.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

As a company with less than $1.235 billion in revenue during our most recently completed fiscal year, we qualify as an “emerging growth company” as defined in Section 2(a) of the Securities Act as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may take advantage of specified reduced disclosure and other exemptions from requirements that are otherwise applicable to public companies that are not emerging growth companies. These provisions include:

●	Reduced disclosure about our executive compensation arrangements;
●	Exemptions from non-binding shareholder advisory votes on executive compensation or golden parachute arrangements;
●	Our election under Section 107(b) of the JOBS Act to delay adoption of new or revised accounting standards with different effective dates for public and private companies until those standards would otherwise apply to private companies; and
●	Exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may take advantage of these exemptions for up to five years or such earlier time that we are no longer an emerging growth company. We would also cease to be an emerging growth company if we have more than $1.235 billion in annual revenues as of the end of a fiscal year, if we are deemed to be a large-accelerated filer under the rules of the SEC, defined as having a public float of greater than $700 million, or if we issue more than $1.0 billion of non-convertible debt over a three-year period.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common shares held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common shares held by non-affiliates is more than $700 million measured on the last business day of our second fiscal quarter.

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. You should assume that the information contained in this document is accurate as of the date of this prospectus.

On July 8, 2022, the Company’s common shares began trading on Nasdaq under the symbol “PMN”. The Company is required to file annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and is required to comply with all other obligations of the Exchange Act applicable to issuers with securities registered pursuant to Section 12(b) of the Exchange Act.

RISK FACTORS

Investing in our securities involves a high degree of risk. Before you make a decision to buy our securities, in addition to the risks and uncertainties referenced below, as well as above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K, as amended, and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained in or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in any applicable prospectus supplement before acquiring any of such securities. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may become material and adversely affect our business. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement relating to an offering of Securities, we intend to use the net proceeds we receive from the sale of any Securities offered under this prospectus for (i) ongoing research and development activities; (ii) working capital and general corporate purposes; and (iii) investment in other development programs. Specific information about the use of net proceeds will be described in the applicable prospectus supplement relating to an offering of Securities. We may invest funds that we do not immediately require in short-term marketable securities. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF SHARE CAPITAL

The following description of the capital stock of ProMIS Neurosciences Inc. (the “Company”) is intended as a summary only and therefore is not a complete description of the Company’s capital stock. This description is based upon, and is qualified by reference to, the Articles of the Company, as amended (the “Articles”), and its Bylaws, as amended (the “Bylaws”, together with the Articles, the “Constating Documents”), which are filed as exhibits to registration statement of which this prospectus forms a part, and by applicable law. The terms of our common shares and preferred shares may also be affected by applicable law.

General

The Company’s authorized share capital consists of an unlimited number of common shares, no par value (the “Common Shares”), an unlimited number of preferred shares, no par value, issuable in series (the “Preferred Shares”), and 70,000,000 Series 1 Preferred Shares (the “Series 1 Preferred Shares”).

Common Shares

Voting Rights

The holders of Common Shares shall be entitled to receive notice of all meetings of shareholders, and to attend, vote and speak at such meetings, except those meetings at which only holders of another specified class or series of shares of the Company are entitled to vote separately as a class or series. A quorum for a meeting of Shareholders shall be two shareholders, or two proxyholders representing shareholders, or any combination thereof, holding not less than thirty-three and one-third percent (33 1∕3%) of the issued shares entitled to be voted at the meeting. On all matters upon which holders of shares are entitled to vote, each Common Share is entitled to one vote per Common Share. Unless a different majority is required by law or the Constating Documents, resolutions to be approved by holders of shares require approval by a simple majority of the total number of votes of all shares cast at a meeting of Shareholders at which a quorum is present.

Dividend Rights

There are no restrictions in the Company’s Articles or elsewhere, which would prevent the Company from paying dividends. No dividends have been declared or paid on the Common Shares of the Company in the last five fiscal years, and it is not expected that dividends will be declared or paid in the immediate or foreseeable future. Consequently, to date there have been no distributions made by the Company. The policy of the Board of Directors of the Company (the “Board”) is to reinvest all available funds in operations. The Board will reassess this policy from time to time. Any decision to pay dividends on the Common Shares of the Company will be made by the Board based on the assessment of, among other factors, earnings, capital requirements and the operating and financial condition of the Company, subject to any rights of the holders of Preferred Shares.

Liquidation Rights

In the event of the liquidation, dissolution or winding-up of the Company or any other distribution of the Company’s assets for the purpose of winding up the Company’s affairs, after the payment of dividends declared but unpaid, the holders of Common Shares shall be entitled pari passu to receive any remaining property of the Company.

Preemptive, Redemption and Other Rights

Holders of Common Shares do not have any preemptive, conversion, sinking fund or redemption rights. The rights, preferences and privileges of the holders of the Company’s Common Shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of the Company’s Preferred Shares that currently exist or that we may designate and issue in the future.

Preferred Shares and Series 1 Preferred Shares

The Preferred Shares of the Company may be issued in one or more series and the directors are authorized to fix the number of Preferred Shares in each series and to determine the designation, rights, privileges, restrictions and conditions attached to the Preferred Shares of each series. The special rights or restrictions which the directors may create, define or attach to any series of Preferred Shares may allow the directors to declare dividends with respect to the Common Shares only or with respect to any series of Preferred Shares only or with respect to any combination of two or more such classes or series of classes. Where Preferred Shares or one or more series of Preferred Shares are entitled to cumulative dividends, and where cumulative dividends in respect of the Preferred Shares or a series of Preferred Shares are not paid in full, the shares of all series of Preferred Shares entitled to cumulative dividends shall participate ratably in respect of accumulated dividends in accordance with the amounts that would be payable on those shares if all the accumulated dividends were pain in full.

The Series 1 Preferred Shares are the Company’s only series of Preferred Shares outstanding and are convertible, at the option of the holder thereof, at any time and from time to time, into 1,166,667 fully paid non-assessable Common Shares. All outstanding Preferred Shares automatically convert into Common Shares at the effective conversion rate upon the closing of one or more sales of equity securities resulting in at least $30 million of gross proceeds to the Company.

Registration Rights

Certain of the Company’s holders are entitled to piggyback registration rights provided under the terms of a registration rights agreement between the Company and certain holders of the Company’s Common Shares, entered into in connection with a PIPE Offering to effect the filing of a resale Registration Statement on Form S-1. We are not required to register any securities pursuant to such registration rights agreement if such shares are eligible for resale pursuant to Rule 144 or that are the subject of a then-effective registration statement.

Anti-Takeover effects of the Company’s Constating Documents

Provisions of the Company’s Constating Documents and the Canadian Business Corporations Act (the “CBCA”) may discourage, delay or prevent a merger or acquisition that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their Common Shares, and may also frustrate or prevent any attempt by shareholders to change the direction or management. For example, these provisions:

●	require a 66 2∕3% majority of shareholder votes cast in favor of a resolution to effect various amendments to the articles;
●	require that in the event of shareholders of the Company vote via written resolution, that such resolution must be signed by all shareholders of the Company entitled to vote on that resolution;
●	establish advance notice requirements for nominations for election to the Board at any annual or special meeting of shareholders of the Company; and
●	any transaction in which a third party seeks to acquire the Company’s voting securities or equity securities that would result in the acquiror holding greater than 20% of the securities of that class may be governed by NI 62-104 promulgated by the Canadian Securities Administrators (“CSA”), as more fully described below.

Advance Notice Requirements

Under our advance notice provisions in our Bylaws, a shareholder wishing to nominate a director would be required to provide the Company with notice, in a prescribed form and within prescribed time periods. These time periods include, (1) in the case of an annual meeting of shareholders (including annual and special meetings), not less than 30 days prior to the date of the annual meeting of shareholders; provided that if the first public announcement of the date of the annual meeting of shareholders, which we refer to as the notice date, is less than 40 days before the meeting date, not later than the close of business on the 10th day following the notice date, and (2) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes electing directors, not later than the close of business on the 15th day following the notice date.

Takeover Bid Provisions of Canadian Securities Law

All provinces of Canada have adopted NI 62-104 and related forms to harmonize and consolidate take-over bid and issuer bid regimes nationally. The CSA have also issued National Policy 62-203 entitled “Take-Over Bids and Issuer Bids” (the “National Policy”) which contains regulatory guidance on the interpretation and application of NI 62-104 and on the conduct of parties involved in a bid. The National Policy and NI 62-104 are collectively referred to as the “Bid Regime.” The National Policy does not have the force of law, but is an indication by the CSA of what the intentions and desires of the regulators are in the areas covered by their policies.

A “take-over bid” or “bid” is an offer to acquire outstanding voting or equity securities of a class made to any person who is in one of the provinces of Canada or to any securityholder of an offeree issuer whose last address as shown on the books of a target is in such province, where the securities subject to the offer to acquire, together with the securities “beneficially owned” by the offeror, or any other person acting jointly or in concert with the offeror, constitute in the aggregate 20% or more of the outstanding securities of that class of securities at the date of the offer to acquire. For the purposes of the Bid Regime, a security is deemed to be “beneficially owned” by an offeror as of a specific date if the offeror is the beneficial owner of a security convertible into the security within 60 days following that date, or has a right or obligation permitting or requiring the offeror, whether or not on conditions, to acquire beneficial ownership of the security within 60 days by a single transaction or a series of linked transactions.

Offerors are also subject to early warning requirements, where an offeror who acquires “beneficial ownership of”, or control or direction over, voting or equity securities of any class of a reporting issuer or securities convertible into, voting or equity securities of any class of a target that, together with the offeror’s securities, would constitute 10% or more of the outstanding securities of that class must promptly publicly issue and file a news release containing certain prescribed information, and, within two business days, file an early warning report containing substantially the same information as is contained in the news release.

In addition, where an offeror is required to file an early warning report or a further report as described and the offeror acquires or disposes of beneficial ownership of, or the power to exercise control or direction over, an additional 2% or more of the outstanding securities of the class, or disposes of beneficial ownership of outstanding securities of the class below 10%, the offeror must issue an additional press release and file a new early warning report. Any change in material fact in a previously filed early warning report also triggers the issuance and filing of a new press release and early warning report. During the period commencing on the occurrence of an event in respect of which an early warning report is required and terminating on the expiry of one business day from the date that the early warning report is filed, the offeror may not acquire or offer to acquire beneficial ownership of any securities of the class in respect of which the early warning report was required to be filed or any securities convertible into securities of that class. This requirement does not apply to an offeror that has beneficial ownership of, or control or direction over, securities that comprise 20% of more of the outstanding securities of the class.

Related party transactions, issuer bids and insider bids are subject to additional regulation that may differ depending on the particular jurisdiction of Canada in which it occurs. For additional information on Shareholder Nominations and Proposals, Amendments to Constating Documents, Votes on Mergers, Consolidations and Sales of Assets, Transactions with Directors and Officers and other provisions, please see the section below entitled “Comparison of Canadian and Delaware Law.”

Comparison of Canadian Law and Delaware Law

There are significant differences between the OBCA and the Delaware General Corporate Law (the “DGCL”) which governs companies incorporated in the State of Delaware, including:

Delaware	Canada
Capital Structure

Under the DGCL, the certificate of incorporation must set forth the total number of shares of stock which the corporation shall have authority to issue and the par value of each of such shares, or a statement that the shares are to be without par value.

Under the OBCA, the articles of incorporation may but are not required to set forth the maximum number of shares that the corporation is authorized to issue.
Dividends

The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.

Under the OBCA, dividends may be declared on fully paid shares or options or rights to acquire fully paid shares of the corporation at the discretion of the board of directors, subject to the articles and any unanimous shareholder agreement. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends.

Dividends may not be declared if there are reasonable grounds for believing that the corporation is, or would after the payment be, unable to pay its liabilities as they become due or the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities and stated capital of all classes.

Number and Election of Directors

Under the DGCL, the board of directors must consist of at least one person, and the number of directors is generally fixed by, or in the manner provided in, the by-laws of the corporation, unless the certificate of incorporation fixes the number of directors, in which case a change in the number of directors shall be made only by amendment of the certificate. The board of directors may be divided into three classes of directors, with one-third of each class subject to election by the stockholder each year after such classification becomes effective.

Under the OBCA, an offering corporation shall have no fewer than three individuals on the board of directors and at least one third shall not be officers or employees of the corporation or its affiliates. The articles of incorporation will commonly set out the number of initial directors and, if applicable, the minimum and maximum number of directors of the corporation. The shareholders may amend the articles to increase or decrease the number of directors or the minimum or maximum number of directors.

In the case of an offering corporation, shareholders may by ordinary resolution elect directors to hold office for a term ending not later than the close of the third annual meeting of shareholders following the election. A director that is not elected for an expressly stated term shall cease to hold office at the close of the first annual meeting of shareholders following his or her election.

Removal of Directors

Under the DGCL, any or all directors may be removed with or without cause by the holders of a majority of shares entitled to vote at an election of directors unless the certificate of incorporation otherwise provides or in certain other circumstances if the corporation has cumulative voting.

Under the OBCA, the shareholders of a corporation may by ordinary resolution remove any director or directors from office. If the holders of any class or series of shares of a corporation have an exclusive right to elect one or more directors, a director so elected may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

Delaware	Canada
Vacancies on the Board of Directors

Under the DGCL, vacancies and newly created directorships resulting from an increase in the authorized number of directors, may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

Under the OBCA, vacancies on the board may be filled by a quorum of directors, except a vacancy resulting from an increase in the number of directors (otherwise than in accordance with the provisions under the OBCA on the appointment of directors subsequent to an annual meeting) or the maximum number of directors or a failure to elect the number directors required to be elected at any meeting of shareholders.

If there is not a quorum of directors or if there has been a failure to elect the number of directors required by the articles or by the OBCA, the directors then in office shall forthwith call a special meeting of shareholders to fill the vacancy and, if they fail to call a meeting or if there are no directors then in office, the meeting may be called by any shareholder.

Qualifications of Directors
Under the DGCL, directors are not required to be residents of Delaware or the United States. The certificate of incorporation or by-laws may prescribe other qualifications for directors.	Under the OBCA, there is no residency requirement for directors. The articles of incorporation may prescribe other qualifications for directors.
Board of Director Quorum and Vote Requirements

Under the DGCL, a majority of the total number of directors shall constitute a quorum for the transaction of business unless the certificate or by-laws require a greater number. The by-laws may lower the number required for a quorum to one-third the number of directors, but no less.

Under the OBCA, subject to the articles or by-laws, a majority of the number of directors or minimum number of directors required by the articles constitutes a quorum at any meeting of directors. Where a corporation has fewer than three directors, all directors must be present at any meeting of directors to constitute a quorum. Subject to the articles or by-laws, where there is at least one vacancy in the board of directors, the remaining directors may exercise all the powers of the board so long as a quorum of the board remains in office.

Transactions with Directors and Officers

The DGCL generally provides that no transaction between a corporation and one or more of its directors or officers, or between a corporation and any other corporation or other organization in which one or more of its directors or officers, are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the transaction, or solely because any such director’s or officer’s votes are counted for such purpose, if (i) the material facts as to the director’s or officer’s interest and as to the transaction are known to the board of directors or the committee, and the board or committee in good faith authorizes the transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum (ii) the material facts as to the director’s or officer’s interest and as to the transaction are disclosed or are known to the stockholders entitled to vote thereon, and the transaction is specifically approved in good faith by vote of the stockholders; or (iii) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the board of directors, a committee or the stockholders.

Under the OBCA, a director or an officer of a corporation who (i) is a party to a material contract or transaction or proposed material contract or transaction with the corporation; or (ii) is a director or an officer of, or has a material interest in, any person who is a party to a material contract or transaction or proposed material contract or transaction with the corporation, shall disclose in writing to the corporation or request to have entered in the minutes of meetings of directors the nature and extent of his or her interest.

Directors with a conflict of interest shall not attend any part of a meeting of directors during which that particular contract or transaction is discussed and shall not vote on any resolution to approve the contract or transaction unless the contract or transaction is one relating primarily to his or her remuneration as a director of the corporation or an affiliate, one for indemnity or insurance under the OBCA or one with an affiliate.

Delaware	Canada
Limitation on Liability of Directors

The DGCL permits a corporation to include a provision in its certificate of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for a breach of the director’s fiduciary duty as a director, except for liability:

●
for breach of the director’s duty of loyalty to the corporation or its stockholders;
●
for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;
●
under Section 174 of the DGCL, which concerns unlawful payment of dividends, stock purchases or redemptions; or

for any transaction from which the director derived an improper personal benefit.

No provision in a contract, the articles, the by-laws or a resolution may relieve a director or officer from the duty to act in accordance with the OBCA and the regulations or relieve him or her from liability for a breach thereof.

Indemnification of Directors and Officers

Under the DGCL, a corporation may indemnify any person who is made a party to any third-party action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding through, among other things, a majority vote of a quorum consisting of directors who were not parties to the suit or proceeding, if the person:

●
acted in good faith and in a manner he or she reasonably believed to be;
●
in or not opposed to the best interests of the corporation;
●
or, in some circumstances, at least not opposed to its best interests; and
●
in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The DGCL permits indemnification for derivative suits against expenses (including legal fees) if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and only if the person is not found liable, unless a court determines the person is fairly and reasonably entitled to the indemnification.

Under the OBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity.

A corporation shall not indemnify an individual unless the individual (i) acted honestly and in good faith with a view to the best interests of the corporation (or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request); and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.

An individual is entitled to indemnification if he or she fulfills the conditions above and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

The OBCA also permits indemnification for derivative suits with the approval of the court.

Delaware	Canada
Call and Notice of Stockholder Meetings

Under the DGCL, an annual or special stockholder meeting is held on such date, at such time and at such place as may be designated by the board of directors or any other person authorized to call such meeting under the corporation’s certificate of incorporation or by-laws.

If an annual meeting for election of directors is not held on the date designated or an action by written consent to elect directors in lieu of an annual meeting has not been taken within 30 days after the date designated for the annual meeting, or if no date has been designated, for a period of 13 months after the later of the last annual meeting or the last action by written consent to elect directors in lieu of an annual meeting, the Delaware Court of Chancery may summarily order a meeting to be held upon the application of any stockholder or director.

Special meetings of the stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or by the by-laws.

Under the OBCA, the directors are required to call an annual meeting of shareholders not later than 18 months after the corporation comes into existence, and subsequently, not later than 15 months after holding the last preceding annual meeting.

Subject to the articles and any unanimous shareholder agreement, a meeting of shareholders shall be held at such place in or outside Ontario as the directors determine or, in the absence of such a determination, at the place where the registered office of the corporation is located. A meeting held by telephone or electronic means shall be deemed to be held at the place where the registered office of the corporation is located.

The directors may at any time call a special meeting of the shareholders. The holders of not less than five per cent of the issued shares of a corporation that carry the right to vote at a meeting may requisition the directors to call a meeting of shareholders for the purposes stated in the requisition.

Stockholder Action by Written Consent
Under the DGCL, a majority of the stockholders of a corporation may act by written consent without a meeting unless such action is prohibited by the corporation’s certificate of incorporation.	Under the OBCA, shareholders may act by written resolution signed by all the shareholders or their attorney authorized in writing entitled to vote on that resolution at a meeting of shareholders.
Stockholder Nominations and Proposals
Under the DGCL, the by-laws of a corporation may include provisions respecting the nomination of directors or proposals by stockholders, including requirements for advance notice to the corporation.

Under the OBCA, a registered holder or beneficial owner of shares that are entitled to be voted at a meeting of shareholders may submit to the corporation notice of any matter that the person proposes to raise at the meeting (a “proposal”) and discuss at the meeting any matter in respect of which the registered holder or beneficial owner would have been entitled to submit a proposal.  However, the by-laws of a corporation may include requirements for advance notice to the corporation.

A proposal may include nominations for the election of directors if the proposal is signed by one or more holders of shares representing in the aggregate not less than five per cent of the shares or five per cent of the shares of a class or series of shares of the corporation entitled to vote at the meeting to which the proposal is to be presented. This does not preclude nominations made at a meeting of shareholders.

Stockholder Quorum and Vote Requirements

Under the DGCL, quorum for a stock corporation is a majority of the shares entitled to vote at the meeting unless the certificate of incorporation or bylaws specify a different quorum, but in no event may a quorum be less than one-third of the shares entitled to vote. Unless the DGCL, certificate of incorporation or by-laws provide for a greater vote, generally the required vote under the DGCL is a majority of the shares present in person or represented by proxy, except for the election of directors which requires a plurality of the votes cast.

Unless the by-laws otherwise provide, under the OBCA, the holders of a majority of the shares entitled to vote at the meeting, present in person or represented by proxy, constitute a quorum for a meeting of shareholders.

Unless the OBCA, articles of incorporation or a unanimous shareholder agreement provide for a greater number of votes, generally the required votes under the OBCA is a majority of the votes cast by the shareholders who voted in respect of that resolution.

Delaware	Canada
Amendment of Governing Instrument

Amendment of Certificate of Incorporation. Generally, under the DGCL, the affirmative vote of the holders of a majority of the outstanding stock entitled to vote is required to approve a proposed amendment to the certificate of incorporation, following the adoption of the amendment by the board of directors of the corporation, provided that the certificate of incorporation may provide for a greater vote. Under the DGCL, holders of outstanding shares of a class or series are entitled to vote separately on an amendment to the certificate of incorporation if the amendment would have certain consequences, including changes that adversely affect the rights and preferences of such class or series.

Amendment of By-laws.

Under the DGCL, after a corporation has received any payment for any of its stock, the power to adopt, amend or repeal by-laws shall be vested in the stockholders entitled to vote; provided, however, that any corporation may, in its certificate of incorporation, provide that by-laws may be adopted, amended or repealed by the board of directors. The fact that such power has been conferred upon the board of directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal the by-laws.

Amendment to Articles of Incorporation. Under the OBCA, a corporation may amend its articles to add, change, or remove any provision permitted by the OBCA to be, or that is, set out in its articles. A registered holder or a beneficial owner of shares that are entitled to be voted at an annual meeting of shareholders may also make a proposal to amend the articles.

Generally, under the OBCA, an amendment to the articles requires approval by special resolution of the shareholders. A special resolution is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

The holders of the shares of a class or a series (if such series is affected by an amendment in a manner different from other shares of the same class) are entitled to vote separately as a class or series on an amendment to the articles if such amendment would have certain consequences in respect of that such class or series, including increasing or decreasing the number of shares of such class, creating a new class or series equal or superior to such class or series or changing the rights, privileges, restrictions or conditions attached to such class or series.

Amendment to By-Laws.

Under the OBCA, a registered holder or a beneficial owner of shares that are entitled to be voted at a meeting of shareholders may make a proposal to make, amend or repeal a by-law. Unless the articles, by-laws or a unanimous shareholder agreement otherwise provide, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of the corporation. The directors shall then submit such by-law, or amendment or repeal of such by-law, to the shareholders at the next meeting of shareholders, and the shareholders may, by ordinary resolution, confirm, reject or amend the by-law, amendment or repeal.

Votes on Mergers, Consolidations and Sales of Assets

The DGCL provides that, unless otherwise provided in the certificate of incorporation or by-laws, the adoption of a merger agreement requires the approval of a majority of the outstanding stock of the corporation entitled to vote thereon.

Under the OBCA, the adoption of an amalgamation agreement requires approval by special resolution of the shareholders of each amalgamating corporation by special resolution of the holders of the shares of each class or series entitled to vote thereon. A special resolution is a resolution passed by not less than two-thirds of the votes cast by the shareholders who voted in respect of the resolution or signed by all shareholders entitled to vote on that resolution.

Delaware	Canada
Dissenter’s Rights of Appraisal

Under the DGCL, a stockholder of a Delaware corporation generally has the right to dissent from and request payment for the stockholders shares upon a merger or consolidation in which the Delaware corporation is participating, subject to specified procedural requirements, including that such dissenting stockholder does not vote in favor of the merger or consolidation. However, the DGCL does not confer appraisal rights, in certain circumstances, including if the dissenting stockholder owns shares traded on a national securities exchange and will receive publicly traded shares in the merger or consolidation. Under the DGCL, a stockholder asserting appraisal rights does not receive any payment for his or her shares until the court determines the fair value or the parties otherwise agree to a value. The costs of the proceeding may be determined by the court and assessed against the parties as the court deems equitable under the circumstances.

Under the OBCA, a shareholder may dissent from a transaction and obtain a right of appraisal when the corporation resolves to:

a)
amend its articles to add, change or remove any provisions restricting or constraining the issue, transfer or ownership of shares of that class;
b)
amend its articles to add, change or remove any restriction on the business or businesses that the corporation may carry on or upon the powers that the corporation may exercise;
c)
amalgamate with another corporation;
d)
be continued under the laws of another jurisdiction, the Co-operative Corporations Act or the Not-for-Profit Corporations Act, 2010; or
e)
sell, lease or exchange all or substantially all its property.

Further, the holders of a class or series of shares entitled to vote as a separate class on an amendment to the articles of incorporation may dissent from such amendment (with certain exceptions, including where the amendments involve certain changes to such class or series where the articles provide that the holders of shares of such class or series are not entitled to dissent). This right to dissent applies even if there is only one class of shares.

A shareholder asserting dissent rights is entitled, subject to specified procedural requirements, including sending a written objection to the resolution and providing sufficient notice, when the action approved by the resolution from which the shareholder dissents becomes effective, to be paid by the corporation the fair value of the shares in respect of which the shareholder dissents, determined as of the close of business on the day before the resolution was adopted. A corporation shall not make a payment to a dissenting shareholder if there are reasonable grounds for believing that, (i) the corporation is or, after the payment, would be unable to pay its liabilities as they become due; or (ii) the realizable value of the corporation’s assets would thereby be less than the aggregate of its liabilities.

Where a corporation fails to make a written offer of payment or a notification that it is unable to lawfully offer payment to the dissenting shareholder, or the dissenting shareholder fails to accept an offer, the corporation or the dissenting shareholder, as the case may be, may apply to a court to fix a fair value for the shares. The court may in its discretion allow a reasonable rate of interest on the amount payable to each dissenting shareholder from the date the action approved by the resolution is effective until the date of payment.

Delaware	Canada
Anti-Takeover and Ownership Provisions

Unless an issuer opts out of the provisions of Section 203 of the DGCL, Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with a holder of 15% or more of the corporation’s voting stock (as defined in Section 203), referred to as an interested stockholder, for a period of three years after the date of the transaction in which the interested stockholder became an interested stockholder, except as otherwise provided in Section 203. For these purposes, the term “business combination” includes mergers, asset sales and other similar transactions with an interested stockholder.

The OBCA contains no restriction on adoption of a shareholder rights plan. The OBCA does not restrict related party transactions; however, in Ontario, takeover bids and related party transactions are addressed in through the provincial securities legislation and policies.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, upon written demand, inspect the corporation’s books and records during business hours for a proper purpose and may make copies and extracts therefrom.

Under the OBCA, registered holders of shares, beneficial owners and creditors of a corporation, their agents and legal representatives may examine the records of the corporation, other than a register of individuals with significant control over the corporation, during the usual business hours of the corporation, and may take extracts from those records, free of charge, and, if the corporation is a offering corporation, any other person may do so upon payment of a reasonable fee.

Derivative Actions

Under the DGCL, a stockholder may bring a derivative action on behalf of a corporation to enforce the corporation’s rights if he or she was a stockholder at the time of the transaction which is the subject of the action. Additionally, under Delaware case law, a stockholder must have owned stock in the corporation continuously until and throughout the litigation to maintain a derivative action. Delaware law also requires that, before commencing a derivative action, a stockholder must make a demand on the directors of the corporation to assert the claim, unless such demand would be futile. A stockholder also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.

Under the OBCA, a “complainant”, which includes a current or former registered holder or beneficial owner of a security of a corporation or any of its affiliates, a current or former director or officer of a corporation or any of its affiliates and any other person who, in the discretion of the court, is a proper person to do so, may make an application to the court to bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate (a “derivative action”).

No derivative action may be brought unless the complainant has given fourteen days’ notice to the directors of the corporation or its subsidiary of the complainant’s intention to apply to the court to bring a derivative action and the court is satisfied that (i) the directors of the corporation or its subsidiary will not bring, diligently prosecute or defend or discontinue the action; (ii) the complainant is acting in good faith; and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued.

In connection with a derivative action, the court may make any order it thinks fit, including an order requiring the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

Transfer Agent and Registrar

The transfer agent and registrar for the Company’s common shares is Computershare Trust Company of Canada and Computershare Trust Company, N.A. The transfer agent and registrar’s address in the United States is 150 Royall Street, Canton, Massachusetts 02021, and its telephone number is (800) 962-4284.

The Nasdaq Capital Market

The Company’s Common Shares are listed on Nasdaq under the symbol “PMN.”

DESCRIPTION OF SUBSCRIPTION RECEIPTS

Subscription receipts may be offered separately or together with common shares, preferred shares, debt securities or warrants. The subscription receipts will be issued under one or more subscription receipt agreements that will be entered into by ProMIS and an escrow agent at the time of issuance of the subscription receipts.

A subscription receipt will entitle the holder thereof to receive a common share, preferred share, debt security or warrant of ProMIS, for no additional consideration, upon the completion of a particular transaction or event, typically an acquisition of the assets or securities of another entity by ProMIS or one or more of its subsidiaries. The subscription proceeds from an offering of subscription receipts will be held in escrow by an escrow agent pending the completion of the transaction or the termination time (the time at which the escrow terminates regardless of whether the transaction or event has occurred). Holders of subscription receipts will receive common shares, preferred shares, debt securities or warrants of ProMIS upon the completion of the particular transaction or event or, if the transaction or event does not occur by the termination time, a return of the subscription funds for their subscription receipts together with any interest or other income earned thereon, as determined by the terms of the applicable escrow.

Holders of subscription receipts are not shareholders of ProMIS. The particular terms and provisions of subscription receipts offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such subscription receipts. This description will include, where applicable: (i) the number of subscription receipts offered; (ii) the price at which the subscription receipts will be offered; (iii) the terms, conditions and procedures pursuant to which the holders of subscription receipts will become entitled to receive common shares, preferred shares or warrants; (iv) the number of common shares, preferred shares, debt securities or warrants that may be obtained upon exercise of each subscription receipt; (v) the designation and terms of any other securities with which the subscription receipts will be offered, if any, and the number of subscription receipts that will be offered with each such security; (vi) the terms relating to the holding and release of the gross proceeds from the sale of the subscription receipts plus any interest and income earned thereon; (vii) the material income tax consequences of owning, holding and disposing of the subscription receipts; and (viii) any other material terms and conditions of the subscription receipts including, without limitation, transferability and adjustment terms and whether the subscription receipts will be listed on a stock exchange.

DESCRIPTION OF WARRANTS

Warrants will typically be offered with common shares and/or preferred shares, with such securities often referred to collectively as a “unit”, but may be offered with subscription receipts, debt securities or separately and may be attached to or separate from other Securities.

Holders of warrants are not shareholders of ProMIS. The particular terms and provisions of warrants offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such warrants. This description will include, where applicable: (i) the title or designation of the warrants; (ii) the number of warrants offered; (iii) the number of common shares or preferred shares of ProMIS purchasable upon exercise of the warrants and the procedures for exercise; (iv) the exercise price of the warrants; (v) the dates or periods during which the warrants are exercisable and when they expire; (vi) the designation and terms of any other securities with which the warrants will be offered, if any, and the number of warrants that will be offered with each such security; (vii) the material income tax consequences of owning, holding and disposing of the warrants; and (viii) any other material terms and conditions of the warrants including, without limitation, transferability and adjustment terms and whether the warrants will be listed on a stock exchange.

We reserve the right to set forth in a prospectus supplement specific terms of the warrants that are not within the parameters set forth in this prospectus. In addition, to the extent that any particular terms of the warrants described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such warrants.

DESCRIPTION OF DEBT SECURITIES

Debt Securities may be offered separately or together with other Securities. We reserve the right to set forth in a prospectus supplement specific terms of the debt securities that are not within the parameters set forth in this prospectus.

The debt securities will be direct obligations of ProMIS and may be guaranteed by an affiliate or associate of ProMIS. The debt securities may be senior or subordinated indebtedness of ProMIS and may be secured or unsecured, all as described in the relevant prospectus supplement. In the event of the insolvency or winding up of ProMIS, our subordinated indebtedness, including the subordinated debt securities, will be subordinate in right of payment to the prior payment in full of all our other liabilities (including senior indebtedness), except those which by their terms rank equally in right of payment with or are subordinate to such subordinated indebtedness.

The debt securities may be issued under one or more trust indentures (each, a “Trust Indenture”), in each case between us and a trustee (each, an “Indenture Trustee”). The statements made hereunder relating to any Trust Indenture and the debt securities to be issued thereunder are summaries of certain anticipated provisions thereof and do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all provisions of the applicable Trust Indenture.

Each Trust Indenture may provide that debt securities may be issued thereunder up to the aggregate principal amount, which may be authorized from time to time by us.

The particular terms of each issue of debt securities will be described in the related prospectus supplement. Such description will include, where applicable:

a)	the designation, aggregate principal amount and authorized denominations of such debt securities;
b)	the currency or currency units for which the debt securities may be purchased and the currency or currency unit in which the principal and any interest is payable (in either case, if other than Canadian dollars);
c)	the percentage of the principal amount at which such debt securities will be issued;
d)	the date or dates on which such debt securities will mature;
e)	the rate or rates per annum at which such debt securities will bear interest (if any), or the method of determination of such rates (if any);
f)	the dates on which any such interest will be payable and the record dates for such payments;
g)	if applicable, the Indenture Trustee of the debt security under the Trust Indenture pursuant to which the debt securities are to be issued;
h)	the designation and terms of any securities with which the debt securities will be offered, if any, and the number of debt securities that will be offered with each security;
i)	whether the debt securities are subject to redemption or call and, if so, the terms of such redemption or call provisions;
j)	whether such debt securities are to be issued in registered form, bearer form or in the form of temporary or permanent global securities and the basis of exchange, transfer and ownership thereof;
k)	any exchange or conversion terms;
l)	whether the debt securities will be subordinated to our other liabilities and, if so, to what extent;
m)	the material tax consequences of owning the debt securities, if any; and
n)	any other material terms and conditions of the debt securities.

Debt securities may be issued at various times with different maturity dates, may bear interest at different rates and may otherwise vary.

DESCRIPTION OF UNITS

ProMIS may issue units comprised of one or more of the other Securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each Security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included Security. The unit agreement under which a unit is issued may provide that the Securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The particular terms and provisions of units offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to them, will be described in the prospectus supplement filed in respect of such units. This description will include, where applicable: (i) the designation and terms of the units and of the Securities comprising the units, including whether and under what circumstances those Securities may be held or transferred separately; (ii) any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the Securities comprising the units; (iii) whether the units will be issued in fully registered or global form; and (iv) any other material terms and conditions of the units.

We reserve the right to set forth in a prospectus supplement specific terms of the units that are not within the parameters set forth in this prospectus. In addition, to the extent that any particular terms of the units described in a prospectus supplement differ from any of the terms described in this prospectus, the description of such terms set forth in this prospectus shall be deemed to have been superseded by the description of such differing terms set forth in such prospectus supplement with respect to such units.

CERTAIN INCOME TAX CONSIDERATIONS

The applicable prospectus supplement will describe certain U.S. federal income tax consequences of the acquisition, ownership and disposition of any Securities offered thereunder by an initial investor who is a U.S. person (within the meaning of the U.S. Internal Revenue Code).

The applicable prospectus supplement will also describe certain Canadian federal income tax consequences to an investor of acquiring any Securities offered thereunder, including, for investors who are non-residents of Canada, whether the payment of dividends or distributions, if any, on the Securities will be subject to Canadian non-resident withholding tax.

PLAN OF DISTRIBUTION

We may offer and sell Securities to or through underwriters or dealers and also may sell Securities directly to purchasers or through agents. The Securities may be offered and sold in the United States and elsewhere where permitted by law.

The distribution of Securities may be effected from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;
●	at market prices prevailing at the time of sale; or
●	at prices related to such prevailing market prices to be negotiated with purchasers.

If offered on a non-fixed price basis, Securities may be offered at market prices prevailing at the time of sale or at prices to be negotiated with purchasers at the time of sale, which prices may vary as between purchasers and during the period of distribution and which may include sales of our common shares in transactions that are deemed to be “at-the-market” distributions, including sales made directly on Nasdaq or other existing trading markets for our common shares, and as may be set forth in an accompanying prospectus supplement. If Securities are offered on a non-fixed price basis, the underwriters’, dealers’ or agents’ compensation will be increased or decreased by the amount by which the aggregate price paid for Securities by the purchasers exceeds or is less than the gross proceeds paid to us by the underwriters, dealers or agents.

Subject to any applicable securities legislation, and other than in relation to an “at-the-market” distribution, in connection with any offering of Securities, the underwriters, dealers or agents may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Securities at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time.

In connection with the sale of Securities, underwriters may receive compensation from us or from purchasers of Securities for whom they may act as agents in the form of concessions or commissions. Underwriters, dealers and agents that participate in the distribution of Securities may be deemed to be underwriters and any commissions received by them from us and any profit on the resale of Securities by them may be deemed to be underwriting commissions under the Securities Act.

The applicable prospectus supplement will also set forth the terms of the offering relating to particular Securities, including to the extent applicable, the initial offering price, our proceeds from the offering, the underwriting concessions or commissions, and any other discounts or concessions to be allowed or reallowed to dealers. Underwriters with respect to the particular Securities sold to or through underwriters will be named in the prospectus supplement relating to such Securities.

Under agreements which may be entered into by us, underwriters, dealers and agents who participate in the distribution of Securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or to contributions with respect to payments which such underwriters, dealers or agents may be required to make in respect thereof. The underwriters, dealers and agents with whom we enter into agreements may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Any offering of preferred shares, subscription receipts, debt securities, warrants or units will be a new issue of securities with no established trading market. Unless otherwise specified in a prospectus supplement, the preferred shares, subscription receipts, debt securities, warrants or units will not be listed on any securities exchange or on any automated dealer quotation system. This may affect the pricing of the preferred shares, subscription receipts, debt securities, warrants or units in the secondary market, the transparency and availability of trading prices, the liquidity of the preferred shares, subscription receipts, debt securities, warrants or units and the extent of issuer regulation. Certain broker-dealers may make a market in the preferred shares, subscription receipts, debt securities, warrants or units, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that any broker-dealer will make a market in the preferred shares, subscription receipts, debt securities, warrants or units of any series or as to the liquidity of the trading market, if any, for such securities.

LEGAL MATTERS

Unless otherwise indicated in any supplement to this prospectus, certain legal matters with respect to United States will be passed upon for us by Goodwin Procter LLP, Boston, MA. Unless otherwise indicated in any supplement to this prospectus, certain legal matters with respect to Canadian law, including in connection with the validity of the offered securities, will be passed upon for us by McMillan LLP, Toronto, Ontario. Additional legal matters may be passed upon for any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.

EXPERTS

Our consolidated financial statements as of December 31, 2022 and 2021 and for each of the years then ended, incorporated by reference in this prospectus, have been audited by Baker Tilly US, LLP, an independent registered public accounting firm, as set forth in the report thereon, and is incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

ENFORCEMENT OF JUDGMENTS

We are incorporated under the laws of the Province of Ontario. Some of our directors and officers, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside of the United States, and all or a substantial portion of their assets, and all or a substantial portion of our assets, are located outside of the United States. We have appointed an agent for service of process in the United States, but it may be difficult for shareholders who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for shareholders who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws. There can be no assurance that U.S. investors will be able to enforce against us, members of our Board, officers or certain experts named herein who are residents of Canada or other countries outside the United States, any judgments in civil and commercial matters, including judgments under the federal securities laws. There is uncertainty with respect to whether a Canadian court would take jurisdiction on a matter of liability predicated solely upon U.S. federal securities laws, and uncertainty with respect to whether a Canadian court would recognize or enforce a foreign judgment on liabilities predicated upon the securities laws of the United States.

Up to $25,000,000

COMMON SHARES

PROMIS NEUROSCIENCES INC.

PROSPECTUS SUPPLEMENT

BTIG

The date of this prospectus supplement is January 5, 2024.